CarBiz Inc. enters into $1,000,000 convertible debenture financing

SARASOTA, FL, (September 14, 2007) Carl Ritter, chief executive officer of CarBiz Inc. (OTCBB:CBZFF.OB) (“CarBiz”), announced that CarBiz has closed on an additional $1 million convertible debenture financing with Trafalgar Capital Specialized Investment Fund, Luxemburg (“Trafalgar”) that will assist in funding the expansion strategy of its business.

The debenture bears an annual interest rate of (i) 12% compounded monthly from the date of issuance until CarBiz files a registration statement with the SEC registering certain of the shares of Company common stock into which the debenture is convertible; (ii) 10% compounded monthly from the date the registration statement is filed until it is declared effective by the staff of the SEC; and (iii) 8% per annum thereafter until the debenture is repaid in full. Subject to certain limitations, the debenture is convertible at Trafalgar’s option into common shares of CarBiz at a price per share equal to the lesser of (i) an amount equal to US$0.22, or (ii) an amount equal to 85% of the lowest daily closing bid price of the CarBiz’s common shares, as quoted by Bloomberg, L.P., both for the five trading days immediately preceding the date of conversion.

The debenture contains certain liquidated damage provisions for the failure to meet certain criteria regarding the registration of the shares of Company common stock into which the debenture is convertible as set forth in the financing documents. The debenture is also secured by all of the assets of CarBiz, with Trafalgar having the ability to seize such assets in the case of an event of default in accordance with the terms of the financing documents.

In addition to the debenture, CarBiz issued to Trafalgar warrants to purchase up to 2 million common shares of CarBiz at any time until August 31, 2010, with 1,000,000 shares subject to purchase at US$0.15 per share, and 1,000,000 shares subject to purchase at US$0.22 per share (subject to adjustment under certain circumstances, as described in the Warrants).

A more detailed description of the financing with Trafalgar, as well as a copy of the financing documents, is set forth in CarBiz’s current report on Form 8-K filed with the United States Securities and Exchange Commission on September 14, 2007.

The offered securities were not registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and may not be offered or sold within the United States or, to, or for the account or benefit of, U.S. persons, as such term is defined in registration S under the 1933 Act, except in certain transactions exempt from the registration requirements of the 1933 Act and applicable State Securities Laws.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About CarBiz

Based in Sarasota, Florida, CarBiz is a leading provider of software, training and consulting solutions to the United States automotive industry. CarBiz’s suite of business solutions includes dealer software products focused on the “buy-here pay-here”, sub-prime finance and automotive accounting markets. CarBiz also operates “buy-here pay-here” dealerships in Florida through its CarBiz Auto Credit division that are wholly-owned or joint venture companies. Capitalizing on expertise developed over 10 years of providing software and consulting services to “buy-here, pay-here” businesses across the United States, CarBiz entered the market in 2004 with a location in Palmetto, Florida. CarBiz has added two more credit centers since – in Tampa and St. Petersburg – and CarBiz seeks to expand its operations in Florida in the future. For more information about CarBiz and its services, visit CarBiz’s web site: www.CarBiz.com.

Forward-Looking Statements

All statements, other than statements of historical fact, in this news release are forward-looking statements that involve various risks and uncertainties, including, without limitation, statements regarding the future growth plans and objectives of CarBiz. There can be no assurance that such statements will prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements as a result of known and unknown risks, uncertainties and other factors. Such factors that could cause actual results and future events to differ from those anticipated in such statements include, but are not limited to, the market acceptance of CarBiz’s Auto Credit Centers, the ability of CarBiz to effectively deploy the funds received from the convertible debenture financing, the ability of CarBiz to close on additional tranches of the convertible debenture financing, the possibility that the liquidated damage provisions or the default provisions could be triggered under the terms of the convertible debenture financing which could be adverse to CarBiz, CarBiz’s ability to measure the default rate of its borrowers, competition, the impact of any changes in applicable government regulation and general economic conditions. These and all subsequent written and oral forward-looking statements are based on the estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. CarBiz assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.